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                                                                    EXHIBIT 23.1


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Patriot Scientific Corporation
San Diego, California



We hereby consent to the incorporation by reference in the previously filed Registration Statement (No. 333-36418) of Patriot Scientific Corporation of our report dated July 21, 2000, except for Note 11 which is as of August 25, 2000, relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2000.


/s/  BDO Seidman, LLP


Denver, Colorado
August 29, 2000